Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: DENNIS WELLS
DATE: FEBRUARY 21, 2017	(513) 793-3200

LSI INDUSTRIES INC. ACQUIRES ATLAS LIGHTING PRODUCTS, INC.

Cincinnati, OH; February 21, 2017 – LSI Industries Inc. (NASDAQ: LYTS) today announced that it has completed the acquisition of all the capital stock of Atlas Lighting Products, Inc., a Burlington, NC manufacturer of high-quality LED lighting products sold into the electrical distribution market. For the fiscal year ended December 25, 2016, Atlas’ revenues were $56.5 million, and operating income was $8.8 million after adding back adjustments of private company expenses estimated to be $3.6 million. Similarly, adjusted EBITDA is estimated to have been approximately $9.7 million. Net of cash, Atlas’ balance sheet was debt-free at December 25, 2016. Founded in 1992, Atlas has operated as an S Corporation since its formation.

The terms of the agreement include a cash payment of $96.9 million, plus 200,000 five-year warrants to purchase LSI’s common stock at an exercise price of $9.95, for a total consideration of $97.5 million. Funding will be provided by a combination of cash on hand and $66 million from a new $100 million commercial bank facility provided by PNC Bank.

Dennis W. Wells, Chief Executive Officer and President, commented, “I am very excited to announce the acquisition of Atlas Lighting Products. This highly strategic acquisition, the largest in LSI’s history, will immediately broaden our lighting product offering, expand our sourcing capabilities, improve our profit margins, and provide significant revenue and cost synergies.

“Atlas’ line of quick-ship standard products, including floods, wallpacks, linear, pole mount, and high bay fixtures, complement LSI’s custom product lines with minimal overlap, providing our customers with a very complete LED lighting product portfolio. LSI intends to keep the Atlas brand, a well-regarded name in the electrical distribution market, and we will maintain independent agent networks for both the LSI and the Atlas product lines. During our early integration planning, we have identified numerous product cross selling opportunities thereby providing an increased range of products to sales agencies and distribution partners in both sales channels, and resulting in synergistic revenue growth opportunities at LSI.

“In addition to LSI’s and Atlas’ complementary product lines, we anticipate significant cost synergies with this acquisition. Atlas has forged sourcing channels in Asia which we plan to utilize throughout LSI’s existing businesses. These sourcing relationships, along with additional cost savings that we have identified during our due diligence, are expected to benefit LSI in the near-term, while savings resulting from the elimination of private company expenses will have an immediate benefit. We intend to implement The LSI Business System to maximize the savings potential.

LSI Industries Inc. Acquires Atlas Lighting Products, Inc.

February 21, 2017

“Over the course of the past several months I have become very impressed with Atlas’ management group, and am pleased to welcome all of its employees to LSI. We intend to maintain the Atlas facility in Burlington, NC, and have signed a seven-year lease with multiple renewal options.

“Given the complementary product offerings of LSI and Atlas, combined with the expected revenue and cost synergies, I anticipate that this acquisition will be accretive to LSI’s results beginning in fiscal 2018, and will accelerate our efforts to achieve above-market rate revenue growth and improve our gross and operating margins. It is an exciting time to be in the lighting industry, and I am confident that the combination of LSI and Atlas will provide numerous growth opportunities.”

James H. Bennett, President of Atlas Lighting Products, commented, “I am thrilled to join forces with LSI Industries. I have always known LSI as a quality manufacturer of custom lighting fixtures, and am looking forward to continuing in my role as President of Atlas Lighting, working with Dennis and the LSI team to grow the business.”

Rector Samuel (Sam) Hunt III, Chairman and Chief Executive Officer, commented, “After 25 years in the lighting business, I am pleased to announce my retirement. I am confident that my business will be in good hands under the management of Dennis Wells, Jim Bennett and the entire LSI team, and I wish them great success going forward.”

Conference Call

LSI will host a conference call to discuss this acquisition on February 22, 2017 at 2:00 p.m.  ET.  Dennis W. Wells, Chief Executive Officer and President, will lead the call. Access to the live Webcast is available via the Investor Relations page of the Company’s website, http://www.lsi-industries.com.  A replay of the Webcast will be posted to the Investor Relations page of the Company’s website within two hours of the completion of the conference call.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, failure of an acquisition or acquired company to achieve its plans or objectives generally, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the ability to maintain an effective system of internal control over financial reporting, the ability to remediate any material weaknesses in internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

LSI Industries Inc. Acquires Atlas Lighting Products, Inc.

February 21, 2017

About the Company

We are a customer-centric company that positions itself as a value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities. Our core strategy of "Lighting + Graphics + Technology = Complete Image Solutions" differentiates us from our competitors.

We are committed to advancing solid-state LED technology to make affordable, high performance, energy-efficient lighting and custom graphic products that bring value to our customers. We have a vast offering of innovative solutions for virtually any lighting or graphics application. In addition, we provide sophisticated lighting and energy management control solutions to help customers manage their energy performance. Further, we provide a full range of design support, engineering, installation and project management services to our customers.

We are a vertically integrated U.S.-based manufacturer concentrating on serving customers in North America and Latin America. Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts). Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, California, Kentucky, New York, North Carolina and Texas. The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact Dennis Wells, Chief Executive Officer at (513) 793-3200.

Additional note: Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.